Exhibit 10.33

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment’’) is entered into as of this 8th day of January, 2013 (the “Execution Date”), by and between BMR-134 COOLIDGE AVENUE LLC, a Delaware limited liability company (“Landlord”), and BLEND THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.        WHEREAS, Landlord and Tenant entered into that certain Lease dated as of December 12, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of February 23, 2012 (the “First Amendment” and together with the Original Lease, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in the building at 134 Coolidge Avenue in Watertown, Massachusetts (the “Building”);

B.        WHEREAS, Landlord and Tenant desire to modify the layout of the Premises and to change the Rentable Area and Pro Rata Share of the Premises;

C.        WHEREAS, Landlord desires to make available to Tenant a tenant improvement allowance to perform certain improvements to the Premises;

D.        WHEREAS, Tenant desires Landlord to perform certain improvements to the Premises;

E.         WHEREAS, the parties desire to extend the initial Lease Term; and

F.         WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.        Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

2.        Premises Layout. The parties hereby acknowledge and agree that the layout of the Premises has changed, and accordingly, Exhibit A to the Lease (as modified by the First Amendment) is hereby deleted and replaced with Exhibit A attached hereto. The area of the Premises is shown on Exhibit A attached hereto by a diagonal line and is labeled “TENANT 1a”.

BMR form dated 9/5/12

3.        Rentable Area and Pro Rata Share. The Rentable Area of the Premises and Tenant’s Pro Rata Share are hereby modified as follows and the chart set forth in Section 2.2 of the Lease is deleted in its entirety and replaced with the following:

Definition or Provision	Means the Following (As of the Term Commencement Date}

Approximate Rentable Area of Premises	16,459 square feet

Approximate Rentable Area of Project	37,684 square feet

Tenant’s Pro Rata Share of Project	43.68%

4.        TI Allowance. Landlord shall make available to Tenant a tenant improvement allowance not to exceed Seven Thousand Two Hundred Twenty-Four and 69/100 Dollars ($7,224.69) (the “TI Allowance”) to perform the work described on Exhibit B (the “New Tenant Improvements”). Tenant shall cause the New Tenant Improvements to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit B (the “Work Letter”) at a cost to Landlord not to exceed the TI Allowance.

(a)        The TI Allowance may be applied to the costs of (i) construction, (ii) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (iii) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the New Tenant Improvements, and (iv) costs and expenses for labor, material, equipment and fixtures. In no event shall the TI Allowance be used for (x) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (xi) payments to Tenant or any affiliates of Tenant, (xii) the purchase of any furniture, personal property or other non-building system equipment, (xiii) costs resulting from any default by Tenant of its obligations under the Lease or (xiv) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

(b)        Tenant shall have until the date that is twelve (12) months after the Execution Date (the “TI Deadline”), to submit a Fund Request (as defined in Section 6.3 of the Work Letter) for the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

(c)        In no event shall any unused TI Allowance entitle Tenant to a credit against Rent payable under this Lease. Tenant shall deliver to Landlord (a) if required by the scope of worked included as part of the New Tenant Improvements, a certificate of occupancy for the Premises suitable for the Permitted Use and (b) a Certificate of Substantial Completion in the form of the American Institute of Architects document 0704, executed by the project architect and the general contractor. The term “Substantially Complete” or “Substantial Completion” means that the New Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for minor punch list items.

(d)        Prior to performing the New Tenant Improvements in the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 of the Lease are in effect, and Tenant’s construction of the New Tenant Improvements shall be subject to all the terms and conditions of the Lease.

(e)        Landlord and Tenant shall mutually agree upon the selection of the architect, engineer, general contractor and major subcontractors, and Landlord and Tenant shall each participate in the review of the competitive bid process. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. Landlord hereby approves the use by Tenant of R.E. Dinneen Architects & Planners, Inc. as Tenant’s architect for the New Tenant Improvements.

(f)        For the sake of clarity, the TI Allowance will be in addition to the Soft Cost Allowance set forth in Section 4.5 of the Lease.

5.        Landlord Work. Landlord shall perform the work described on Exhibit C attached hereto (the “Landlord Work”). The Landlord Work shall be completed by Landlord, at Landlord’s sole expense, in a good and workmanlike manner in compliance with Applicable Laws (as defined in the Lease). Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s existing operations within the Premises while performing the Landlord Work. Landlord and Tenant shall work cooperatively to schedule the Landlord Work and the New Tenant Improvements to avoid scheduling and sequencing conflicts and delays with respect to work being performed by the other party. Subject to the foregoing, Landlord shall use commercially reasonable efforts to complete Landlord Work no later than the date that is six (6) months after the Execution Date.

6.        Extension of Term. The parties desire to increase by four (4) month the initial Term of the Lease set forth in Section 3 of the Lease from fifty (51) months to fifty-five (55) months. Accordingly, the Term Expiration Date shall now be January 31, 2017.

7.        Base Rent. Base Rent for the Premises during the Term is hereby modified as follows and the chart set forth in Section 2.3 of the Lease is deleted in its entirety and replaced with the following:

Dates	Square Feet of Rentable Area	Base Rent Per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent

July 1, 2012 - September 31, 2012	16,459	$0.00 annually	$0.00	N/A

October 1, 2012 - June 30, 2013	16,459	$15.30 annually	$20,991.63	N/A

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July 1, 2013 - September 30, 2014	16,459	$22.96 annually	$31,494.32	N/A

October 1, 2014- September 30, 2015	16,459	$31.53 annually	$43,249.63	$518,995.56

October 1, 2015- September 30, 2016	16,459	$32.47 annually	$44,529.78	$534,357.30

October 1, 2016- January 31, 2017	16,459	$24.51 annually	$33,621.42	N/A

8.        Condition of Premises. Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the Execution Date, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy or to pay for any improvements to the Premises, except as may be expressly provided in the Lease or Sections 4 and 5 above.

9.        Attorney’s Fees. Landlord shall reimburse Tenant up to Five Thousand Dollars ($5,000) for Tenant’s reasonable, out-of-pocket costs directly incurred for attorney review of this Second Amendment. Landlord shall reimburse Tenant within thirty (30) days after Landlord’s receipt from Tenant of an invoice (supported by invoice(s) and documentation of actual payment by Tenant).

10.        Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Richards Barry Joyce & Partners LLC (“Broker”), and agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is not entitled to a leasing commission in connection with the making of this Amendment.

11.        No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

12.        Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Amended Lease should be sent to:

Blend Therapeutics, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

Attn: Craig Dunbar, VP Product Development

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with a copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Attn: Jeffrey L. Quillen, Esq.

13.        Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.    From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

14.        Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

15.        Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-134 COOLIDGE AVENUE LLC, a Delaware limited liability company

By:	/s/Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

BLEND THERAPEUTICS, INC., a Delaware corporation

By:	/s/Craig Dunbar
Name:	Craig Dunbar
Title:	VP, Product Development

EXHIBIT A

PREMISES

See attached one (1) page.

A-1

EXHIBIT A

TENANT 1a
Waste Sto.
Mechanical
Storage
TENANT 1a
TENANT 1a
Cylinder Sto.

Tenant Plan - 134 Coolidge Ave - Watertown, MA - 1st Floor

**BioMed Realty Trust, Inc.** | NYSE: BMR
One Main St, Cambridge, MA

06.15.2026
N.T.S.
DEM
BIO10A.00

TF-01
FLR-1

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 8th day of January, 2013, by and between BMR.-134 COOLIDGE AVENUE LLC, a Delaware limited liability company (“Landlord”), and BLEND THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Second Amendment to Lease dated as of January 8, 2013 (the “Second Amendment”), which amends that certain Lease dated as of December 12, 2011 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of February 23, 2012 (the “First Amendment” and together with the Original Lease and Second Amendment, and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 134 Coolidge Avenue in Watertown, Massachusetts. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1.        General Requirements.

1.1.        Authorized Representatives.

(a)        Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Sal Zinno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b)        Tenant designates Craig Dunbar (“Tenant’s Authorized Representative”) as the person authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2.        Schedule. The schedule for design and development of the New Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with a schedule to be prepared by Tenant (the “Schedule”). Tenant shall prepare the Schedule so that it is a reasonable schedule for the completion of the New Tenant Improvements. As soon as the Schedule is completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Schedule shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If Landlord disapproves the Schedule, then Landlord shall notify Tenant in writing of its objections to such Schedule, and the parties shall confer and negotiate in good faith to reach agreement on the Schedule. The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as provided in this Work Letter.

1.3.        Tenant’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the New Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Landlord may refuse to use any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony. Landlord hereby approves the use by Tenant of R.E. Dinneen Architects & Planners, Inc. as Tenant’s architect for the New Tenant Improvements. All Tenant contracts related to the New Tenant Improvements shall provide that Tenant may assign such contracts and any warranties with respect to the New Tenant Improvements to Landlord at any time.

2.        New Tenant Improvements. All New Tenant Improvements shall be performed by Tenant’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance) and in accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the New Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall pay the costs of the Tenant Improvements on a pari passu basis with Landlord as such costs become due, in the proportion of Excess TI Costs payable by Tenant to the TI Allowance payable by Landlord. If the cost of the New Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection, then Landlord may notify Tenant and Tenant shall deposit any additional Excess TI Costs with Landlord in the same way that Tenant deposited the initial Excess TI Costs. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, the Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Tenant or its contractors as the New Tenant Improvements shall be new or “like new;” the New Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the New Tenant Improvements shall be of a nature and character not less than the Building Standard. Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any New Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

2.1.        Work Plans. Tenant shall prepare and submit to Landlord for approval schematics covering the New Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Landlord and such other information as Landlord may reasonably request. Landlord shall notify Tenant in writing within ten (10) business days after receipt of the Draft Schematic Plans whether Landlord approves or objects to the Draft Schematic Plans and of the manner, if any; in which the Draft Schematic Plans are unacceptable. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord.    If Landlord reasonably objects to the Draft

Schematic Plans, then Tenant shall revise the Draft Schematic Plans and cause Landlord’s objections to be remedied in the revised Draft Schematic Plans. Tenant shall then resubmit the revised Draft Schematic Plans to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed. Landlord’s approval of or objection to revised Draft Schematic Plans and Tenant’s correction of the same shall be in accordance with this Section until Landlord has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Landlord without objection shall be referred to herein as the “Approved Schematic Plans.”

2.2.        Construction Plans. Tenant shall prepare final plans and specifications for the New Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Tenant shall deliver the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Landlord within ten (10) business days after delivery to Landlord. Landlord’s failure to respond within such ten (10) business day period shall be deemed approval by Landlord. If the Construction Plans are disapproved by Landlord, then Landlord shall notify Tenant in writing of its objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Tenant shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”

2.3.        Changes to the New Tenant Improvements. Any changes to the Approved Plans (each, a “Change”) shall be requested and instituted in accordance with the provisions of this Article 2 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a)        Change Request. Either Landlord or Tenant may request Changes after Landlord approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the New Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b)        Approval of Changes. All Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

2.4.        Preparation of Estimates. Tenant shall, before proceeding with any Change, using its best efforts, prepare as soon as is reasonably practicable (but in no event more than five (5) business days after delivering a Change Request to Landlord or receipt of a Change Request) an estimate of the increased costs or savings that would result from such Change, as well as an estimate on such Change’s effects on the Schedule. Landlord shall have five (5) business days after receipt of such information from Tenant to (a) in the case of a Tenant-initiated Change Request, approve or reject such Change Request in writing, or (b) in the case of a Landlord-initiated Change Request, notify Tenant in writing of Landlord’s decision either to proceed with or abandon the Landlord-initiated Change Request.

3.        Completion of New Tenant Improvements. Tenant, at its sole cost and expense (except for the TI Allowance), shall perform and complete the New Tenant Improvements in all respects (a) in substantial conformance with the Approved Plans, (b) otherwise in compliance with provisions of the Lease and this Work Letter and (c) in accordance with Applicable Laws, the requirements of Tenant’s insurance carriers, the requirements of Landlord’s insurance carriers (to the extent Landlord provides its insurance carriers’ requirements to Tenant) and the board of fire underwriters having jurisdiction over the Premises. The New Tenant Improvements shall be deemed completed at such time as Tenant shall furnish to Landlord (v) evidence satisfactory to Landlord that (i) all New Tenant Improvements have been completed and paid for in full (which shall be evidenced by the architect’s certificate of completion and the general contractor’s and each subcontractor’s and material supplier’s final unconditional waivers and releases of liens, each in a form acceptable to Landlord and complying with Applicable Laws), (ii) all New Tenant Improvements have been accepted by Landlord, (iii) any and all liens related to the New Tenant Improvements have either been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived by the party filing such lien and (iv) no security interests relating to the New Tenant Improvements are outstanding, (w) all certifications and approvals with respect to the New Tenant Improvements that may be required from any Governmental Authority and any board of fire underwriters or similar body for the use and occupancy of the Premises, (x) certificates of insurance required by the Lease to be purchased and maintained by Tenant, (y) an affidavit from Tenant’s architect certifying that all work performed in, on or about the Premises is in accordance with the Approved Plans and (z) complete drawing print sets and electronic CADD files on disc of all contract documents for work performed by their architect and engineers in relation to the New Tenant Improvements.

4.         Insurance.

 4.1.        Property Insurance. At all times during the period beginning with commencement of construction of the New Tenant Improvements and ending with final completion of the New Tenant Improvements, Tenant shall maintain, or cause to be maintained (in addition to the insurance required of Tenant pursuant to the Lease), property insurance insuring Landlord and the Landlord Parties, as their interests may appear. Such policy shall, on a completed values basis for the full insurable value at all times, insure against loss or damage by fire, vandalism and malicious mischief and other such risks as are customarily covered by the so-called “broad form extended coverage endorsement” upon all New Tenant Improvements and the general contractor’s and any subcontractors’ machinery, tools and equipment, all while each forms a part of, or is contained in, the New Tenant Improvements or any temporary structures on the Premises, or is adjacent thereto; provided that, for the avoidance of doubt, insurance coverage with respect to the general contractor’s and any subcontractors’ machinery, tools and equipment shall be carried on a primary basis by such general contractor or the applicable subcontractor(s). Tenant agrees to pay any deductible, and Landlord is not responsible for any deductible, for a claim under such insurance. Such property insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord and the Landlord Parties, and shall name Landlord and its affiliates as loss payees as their interests may appear.

4.2.        Workers’ Compensation Insurance. At all times during the period of construction of the New Tenant Improvements, Tenant shall, or shall cause its contractors or subcontractors to, maintain statutory workers’ compensation insurance as required by Applicable Laws.

5.           Liability. Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the New Tenant Improvements. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Work Letter shall be deemed to indemnify or otherwise hold Landlord harmless from or against liability caused by Landlord’s negligence or willful misconduct. Any deficiency in design or construction of the New Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6.            TI Allowance.

6.1.        Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of -the New Tenant Improvements, in accordance with Section 4 of the Second Amendment. If the entire TI Allowance is not applied toward or reserved for the costs of the New Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. Tenant may apply the TI Allowance for the payment of construction and other costs in accordance with the terms and provisions of the Second Amendment.

6.2.        Approval of Budget for the New Tenant Improvements. Notwithstanding anything to the contrary set forth elsewhere in this Work Letter or the Lease, Landlord shall not have any obligation to expend any portion of the TI Allowance until Landlord and Tenant shall have approved in writing the budget for the New Tenant Improvements (the “Approved Budget”). Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the New Tenant Improvements as they become due. Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the New

Tenant Improvements that exceed the amount of the TI Allowance. Landlord shall not unreasonably withhold, condition or delay its approval of any budget for New Tenant Improvements that is proposed by Tenant. If Landlord fails to notify Tenant of Landlord’s approval or disapproval of any such budget proposed by Tenant within ten (10) days after Tenant submits the same to Landlord, such failure shall be deemed an approval and said budget shall be considered the Approved Budget.

6.3.        Fund Requests. Upon submission by Tenant to Landlord of (a) a statement (a “Fund Request”) setting forth the total amount of the TI Allowance requested, (b) a summary of the New Tenant Improvements performed using A1A standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor, the architect, and any subcontractors, material suppliers and other parties requesting payment with respect to the amount of the TI Allowance then being requested and (d) except with respect to the final Fund Request, conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the New Tenant Improvements performed that correspond to the Fund Request each in a form acceptable to Landlord and complying with Applicable Laws, then Landlord shall, within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, pay to (as elected by Landlord) the applicable contractors, subcontractors and material suppliers or Tenant (for reimbursement for payments made by Tenant to such contractors, subcontractors or material suppliers either prior to Landlord’s approval (or deemed approval) of the Approved Budget or as a result of Tenant’s decision to pay for the New Tenant Improvements itself and later seek reimbursement from Landlord in the form of one lump sum payment in accordance with the Second Amendment and this Work Letter), the amount of Tenant Improvement costs set forth in such Fund Request or Landlord’s pari passu share thereof if Excess TI Costs exist based on the Approved Budget; provided, however, that Landlord shall not be obligated to make any payments under this Section until the budget for the New Tenant Improvements is approved (or deemed approved) in accordance with Section 6.2 above, and any Fund Request under this Section shall be subject to the payment limits set forth in Section 6.2 above and Section 4 of the Second Amendment.

7.            Miscellaneous.

7.1.        Number. Headings. Where applicable in this Work Letter, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Work Letter are not a part of this Work Letter and shall have no effect upon the construction or interpretation of any part hereof.

7.2.        Attorneys’ Fees. If either party commences a demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Work Letter, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action or proceeding and in any appeal in connection therewith (regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed).

7.3.        Time of Essence. Time is of the essence with respect to the performance of every provision of this Work Letter in which time of performance is a factor.

7.4.        Covenant and Condition. Each provision of this Work Letter performable by Tenant shall be deemed both a covenant and a condition.

7.5.        Withholding of Consent. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

7.6.        Invalidity. Any provision of this Work Letter that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Work Letter shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

7.7.        Interpretation. The language in all parts of this Work Letter shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

7.8.        Successors. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees. Nothing in this Section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.9.        Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict oflaw principles.

7.10.      Power and Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Work Letter have the power, authority and legal capacity to sign this Work Letter on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

7.11.      Counterparts. This Work Letter may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

7.12.      Amendments; Waiver. No provision of this Work Letter may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant. The waiver by Landlord of any breach by Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

7.13.      Waiver of Jury Trial. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Work Letter;     the relationship

between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Work Letter or the Premises.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-134 COOLIDGE AVENUE LLC,

a Delaware limited liability company

By:	/s/Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

BLEND THERAPEUTICS, INC.,

a Delaware corporation

By:	/s/Craig Dunbar
Name:	Craig Dunbar
Title:	VP, Product Development

EXHIBITC

LANDLORD WORK

•	Install stainless steel duct per R.E. Dinneen Bulletin #6 (P+IDC COR #2)
•	Build loading dock storage room (P+IDC COR #3)
•	Install snorkel exhaust in procedure room (P+IDC COR #6)
•	Install 208V power for mass spec (P+IDC COR #10)
•	Install four exhaust drops with blast gates ( P+IDC COR#12)
•	Complete modifications to Room #114 (P+IDC COR #13)
•	Delete folding partition in Room #119B
•	Install shower and relocate janitor’s closet per ska-17 dated 6/15/12 attached hereto as Exhibit C-1
•	Replace existing lobby entrance doors (#102A and #102B) with glass doors equipped with mag-locks (access control and security integration by Tenant)
•	Install closet door and shelf per SKA-18 (P+IDC COR #17)
•	Install grounding bars (P+IDC COR #9)

C-1

EXHIBIT C-1

SHOWER PLAN

See attached one (1) page.

C-1-1

EXHIBIT C-1

9
10
106A
102A
107
ELEV.
LOBBY
102
VESTIBULE
101
C
ELEVATOR ROOM
105
6'-7"
3'-1"
CORRIDOR
106
108
104
ACF SHOWER
104
14
119F
JANITOR
119E
102B
TEL. ROOM
119A
119A
B
103
STAIR #1
ST-1
PH ROOM
C.6
7'-7"

## DOOR SCHEDULE - FIRST FLOOR

| DOOR NUMBER | LOCATION FROM | LOCATION TO | DOOR TYPE | DOOR SIZE | DOOR THICKNESS | DOOR MATERIAL | DOOR FINISH | FRAME TYPE | FRAME MTRL | FRAME FINISH | HW SET |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 119F | JAN CLOSET 119E | OPEN OFFICE 119 | D1 | 3'-o"x7'-o· | 1 3/4" | WO | CLEAR | FI | HM | PT | 4A |

## KEY NOTES;

14. FIBERGLASS MOLDED 3'x3'x6'-8" SHOWER W/ CURB AND GLASS DOOR

### HARDWARE SET NO. 1A

3 HINGE
1 STOREROOM FUNCTION LOCKSET

PROJECT NAME
BLEND THERAPEUTICS
134 COOLIDGE STREET
WATERTOWN, MA

TITLE:
ACF SHOWER

R.E. DINNEEN ARCHITECTS & PLANNERS, INC.
123 North Washington Street Boston, Massachusetts 02114-2143 tel 617 227 7727 fax 617 227 1870

PROJECT NO. : 11190.11
ISSUE DATE : 6/15/2012
SCALE : 1/8" = 1'-0"
DRAWN BY : JP

ska-17